UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

(404) 471-1634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 4, 2022, Floor and Decor Outlets of America, Inc. (“F&D”), a wholly-owned subsidiary of Floor & Decor Holdings, Inc. (the “Company”), entered into Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 2 to Amended and Restated Security Agreement (“Amendment No. 2”), which amends (i) the Amended and Restated Credit Agreement, dated as of September 30, 2016, by and among F&D, the other loan parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as the administrative agent and collateral agent, as amended by Amendment No. 1, dated as of February 14, 2020 (the “Credit Agreement”) and (ii) the Amended and Restated Security Agreement, dated as of September 30, 2016, by and among F&D, the other loan parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as the administrative agent and collateral agent, as amended by Amendment No. 1, dated as of February 14, 2020 (the “Security Agreement”). Capitalized terms not otherwise described herein shall have the meaning assigned to such term in the Credit Agreement or Security Agreement, each as amended by Amendment No. 2, or in Amendment No. 2, as applicable.

Amendment No. 2, among other things, (a) increased F&D’s revolving commitments to a total aggregate principal amount of $800 million, (b) increased the accordion feature such that it allows for F&D, under certain circumstances, to increase the size of the facility by an amount up to $200 million, and (c) extended the stated maturity date under Amendment No. 2 to August 4, 2027.

The foregoing description of Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this Current Report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On August 4, 2022, the Company announced that it will promote Trevor Lang to serve as its President. Mr. Lang currently serves as the Company’s Executive Vice President and Chief Financial Officer of the Company, and his promotion to President will be effective upon the appointment of a new Chief Financial Officer, for which the Company is actively searching.

Mr. Lang, 51, joined the Company as Senior Vice President and Chief Financial Officer in 2011, and was promoted to Executive Vice President of Professional Services and Chief Financial Officer in October 2014. From 2007 to 2011, he served as the Chief Financial Officer of Zumiez Inc. and also served as its Chief Administrative Officer beginning in April 2010. Previously, he had served as Vice President of Finance for Carter’s, Inc. since 2003. From 1999 until joining Carter’s in 2003, Mr. Lang served in a progressive series of Vice President roles in the finance area at Blockbuster Inc., culminating in his role as Vice President of Operations Finance. From 1994 until 1999, Mr. Lang worked in the audit division of Arthur Andersen reaching the level of audit manager. Mr. Lang is a 1993 graduate of Texas A&M University with a B.B.A. in Accounting. Mr. Lang is also a Certified Public Accountant.

On August 3, 2022, the Company, F&D and Mr. Lang entered into an Addendum (the “Addendum”) to the Second Amended and Restated Employment Agreement, dated as of February 3, 2020, as modified by the addendum dated March 26, 2020, by and between the Company, F&D and Mr. Lang (the “Employment Agreement”). Pursuant to the terms of the Addendum, Mr. Lang’s base salary was increased, with the other material terms and conditions of the Employment Agreement generally remaining unchanged. Additionally, in connection with the approval of Mr. Lang’s promotion to President, the Compensation Committee recommended, and the Board approved, a grant of restricted stock units to Mr. Lang under the Company’s 2017 Stock Incentive Plan. The foregoing description of the Addendum does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Addendum, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

There are no arrangements or understandings between Mr. Lang and any other person pursuant to which he was appointed to the position of President of the Company. There is no family relationship between Mr. Lang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.  The Company has not entered into any transactions with Mr. Lang that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Accounting Officer

On August 3, 2022, the Company appointed Luke Olson as its Chief Accounting Officer, effective August 5, 2022, and the Board designated Mr. Olson as the Company’s “principal accounting officer” for purposes of filings made with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1934, as amended (the “Exchange Act”).

Mr. Olson, 40, joined the Company in 2019 and previously served as its Vice President and Corporate Controller. Prior to joining the Company, Mr. Olson served as Vice President and Corporate Controller for Beazer Homes USA from March 2018 to August 2019. Prior to joining Beazer Homes, Mr. Olson held roles as Corporate Controller and Director of Financial Reporting for the medical device manufacturer EndoChoice from December 2014 to March 2018. Mr. Olson holds both a Bachelor of Science Degree in Accounting and a Master’s Degree in Accounting from Brigham Young University.

In connection with the approval of Mr. Olson’s promotion to Chief Accounting Officer, the Compensation Committee approved a grant of restricted stock units to Mr. Olson under the Company’s 2017 Stock Incentive Plan. There are no arrangements or understandings between Mr. Olson and any other person pursuant to which he was appointed to the position of Chief Accounting Officer of the Company. There is no family relationship between Mr. Olson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.  The Company has not entered into any transactions with Mr. Olson that would require disclosure under Item 404(a) of Regulation S-K. No new compensatory plan arrangements were entered into with Mr. Olson in connection with his designation as principal accounting officer.

Item 7.01.	Regulation FD Disclosure.

A copy of a press release announcing Mr. Lang’s promotion to President is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Credit Agreement and Amendment No. 2 to Amended and Restated Security Agreement, dated as of August 4, 2022, by and among Floor and Decor Outlets of America, Inc., FDO Acquisition Corp., FD Sales Company LLC, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender

3

10.2	Addendum to Employment Agreement, dated August 3, 2022, between Floor & Decor Holdings, Inc., Floor and Decor Outlets of America, Inc. and Trevor S. Lang
99.1	Press Release, dated August 4, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: August 4, 2022	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel and Secretary